Exhibit 4.11 Description of the Registrant’s Securities Registered Pursuant to Section 12 of the Securities Exchange Act of 1934 As of December 31, 2021, Triton International Limited had six classes of securities registered under Section 12 of the Securities Exchange Act of 1934, as amended (“Exchange Act”): (i) common shares, $0.01 par value per share (ii) 8.50% Series A Cumulative Redeemable Perpetual Preference Shares, $0.01 par value and $25.00 liquidation preference per share (the "Series A Preference Shares"), (iii) 8.00% Series B Cumulative Redeemable Perpetual Preference Shares, $0.01 par value and $25.00 liquidation preference per share (the "Series B Preference Shares"), (iv) 7.375% Series C Cumulative Redeemable Perpetual Preference Shares, $0.01 par value and $25.00 liquidation preference per share (the "Series C Preference Shares"), (v) 6.875% Series D Cumulative Redeemable Perpetual Preference Shares, $0.01 par value and $25.00 liquidation preference per share (the "Series D Preference Shares") and (vi) 5.75% Series E Cumulative Redeemable Perpetual Preference Shares, $0.01 par value and $25.00 liquidation preference per share (the “Series E Preference Shares” and together with the Series A Preference Shares, the Series B Preference Shares, the Series C Preference Shares and the Series D Preference Shares, the "Preference Shares" and each separately, a "series of Preference Shares"). In this description, the terms “the Company,” “Triton,” “we,” “our” or “us” means Triton International Limited. Description of Capital Stock The following summary description of our common shares and each series of Preference Shares is based on the applicable provisions of the Bermuda Companies Act, our memorandum of association, as amended ("Memorandum of Association"), our amended and restated bye-laws ("Bye-laws"), and the certificate of designations for each series of Preference Shares establishing the rights, limitations and preferences for the respective series of Preference Shares (each, a "Certificate of Designations"). This description does not purport to be complete and is qualified in its entirety by reference to the full text of the Bermuda Companies Act, as it may be amended from time to time, and to the terms of our Memorandum of Association, Bye-laws and the Certificates of Designations for the Preference Shares, each of which is filed as an exhibit to our Annual Report on Form 10-K of which this exhibit 4.11 forms a part. As used in this description, the terms “Triton,” the “Company,” “we,” “our” and “us” refer to Triton International Limited, a Bermuda exempted company, and do not, unless otherwise specified, include our subsidiaries. Authorized Capital Stock General. As of December 31, 2021, our authorized capital stock consisted of 270,000,000 common shares; 800,000 undesignated shares; 3,450,000 Series A Preference Shares; 5,750,000 Series B Preference Shares; 7,000,000 Series C Preference Shares; 6,000,000 Series D Preference Shares; and 7,000,000 Series E Preference Shares. Common Shares Liquidation and Preemptive Rights In the event of a voluntary or involuntary liquidation, dissolution or winding up of Triton, the holders of Triton common shares will be entitled to share equally in any of the assets available for distribution after Triton has paid in full all of its debts and after the holders of all series of Triton’s outstanding preferred shares, if any, have received their liquidation preferences in full.

Holders of Triton common shares are not entitled to preemptive rights. The common shares are not convertible into shares of any other class of common shares of Triton. Dividend Rights Under Bermuda law, holders of our common shares will be entitled to receive dividends when and as declared by our board of directors out of any funds of the Company legally available for the payment of such dividends, subject to any preferred dividend rights that may exist from time to time. Bermuda law does not permit payment of dividends, or distributions of contributed surplus, by a company if there are reasonable grounds for believing that: • the company is, or would be, after the payment is made, unable to pay its liabilities as they become due; or • the realizable value of the company’s assets would be less than its liabilities. Under Triton’s Bye-laws, the board of directors has the power to declare dividends or distributions out of contributed surplus, and to determine that any dividend shall be paid in cash or shall be satisfied in paying up in full shares to be issued to the shareholders credited as fully paid or partly paid or partly in one way or partly in the other. The board of directors may also pay any fixed cash dividend whenever the position of the Company justifies such payment. Voting Rights Subject to the rights, if any, of the holders of any series of preferred shares, if and when issued and subject to applicable law, each holder of Triton common shares will be entitled to one vote per share and all voting rights will be vested in those holders of record on the applicable record date on all matters voted on by the Triton shareholders. Holders of Triton common shares will have noncumulative voting rights, which means that the holders of more than 50% of the shares voting for the election of directors to the board can elect 100% of the directors to the board and the holders of the remaining shares will not be able to elect any directors to the board. Meetings of Shareholders Special general meetings of the shareholders of Triton may be called (i) by the board of directors or (ii) when requisitioned by shareholders pursuant to the provisions of the Bermuda Companies Act. Under the Bermuda Companies Act, the shareholders may requisition a special general meeting, provided they hold at the date of the deposit of the requisition shares representing not less than 10% of the paid-up capital of the company. The requisition must state the purpose of the meeting, and must be signed by the requisitionists and deposited at the registered office of the company. If, within 21 days from the date of the deposit of the requisition, the directors do not proceed to convene a meeting, the requisitionists, or any of them representing more than 50% of the total voting rights of all of them, may themselves convene a meeting, which must be convened within three months of the date of the deposit of the requisition. Restrictions on Transfers of Shares The board of directors may in its absolute discretion, and without providing a reason, refuse to register the transfer of a share which is not fully paid up. The board of directors may also refuse to register a transfer unless the shares of Triton are (i) listed on an appointed stock exchange (of which the NYSE is one) or (ii) (A) a duly executed instrument of transfer is provided to Triton or Triton’s transfer agent accompanied by the certificate (if any has been issued) in respect of the shares to which it relates and by such other evidence as the board of directors may reasonably require to show the right of the transferor to make the transfer, (B) the instrument of transfer is only in respect of one class of shares, (C) the instrument of transfer is in favor of less than five persons jointly, and (D) all applicable consents, authorizations, permissions or approvals of any governmental body or agency in Bermuda or any other applicable jurisdiction have been obtained (if required). If the board of directors refuses to register a transfer of any share, it must send to the transferee notice of the refusal within three months after the date on which the instrument of transfer was lodged with Triton. Shares listed on an appointed stock exchange, such as the NYSE, may be transferred by any means permitted by the rules of such exchange. Election and Removal of Directors Except in the case of vacancies, each director is elected by the affirmative vote of a majority of the votes cast as the general meeting of shareholders of Triton. The Bye-laws of Triton provide that any vacancies on the board of directors not filled at any general meeting will be deemed casual vacancies and the board of directors, so long as a quorum of directors remains in office, will have the power at any time and from time to time, to appoint any individual to be a director so as to fill a casual vacancy. A director so appointed will hold office only until the next following annual general meeting. If not reappointed at such annual general meeting, the director will vacate office at the conclusion of the annual general meeting. Under the Bermuda Companies Act, a director may be removed from office by the shareholders at a special general meeting called for that purpose. The notice of a meeting convened for the purpose of removing a director must contain a statement of intention to do so and be served on such director not less than 14 days before the meeting. The director subject to removal will be entitled to be heard on the motion for his removal. Amendment of Memorandum of Association Under the Bermuda Companies Act, the memorandum of association of a company may be amended by the affirmative vote of a majority resolution of the board of directors, but the amendment will not be operative unless and until it is approved at a subsequent general meeting of the shareholders by a resolution approved by the affirmative vote of a majority of the votes cast on such resolution. An amendment to the memorandum of association that alters a company’s business objects may require approval by the Bermuda Minister of Finance, who may grant or withhold approval at his or her discretion. Amendment of Bye-laws Subject to certain exceptions, the Triton Bye-laws may be revoked or amended by the affirmative vote of a majority resolution of the board of directors, but the revocation or amendment will not be operative unless and until it is approved at a subsequent general meeting of the shareholders of Triton by a resolution approved by the affirmative vote of a majority of the votes cast on such resolution. Approval of Certain Transactions Amalgamations and Mergers: Under the Bermuda Companies Act, the amalgamation or merger of a Bermuda company with another company (wherever incorporated) (other than certain affiliated companies) requires the amalgamation or merger to be approved by the board of directors and by its shareholders. The Triton Bye-laws provide that a merger or amalgamation must be approved by (i) the affirmative vote of a majority of the board of directors and (ii) the affirmative vote of a majority of votes cast at a general meeting of shareholders. For purposes of approval of an amalgamation or merger, all shares, whether or not otherwise entitled to vote, carry the right to vote. Holders of a separate class of shares are entitled to a separate class vote if the rights of such class would be varied by virtue of the amalgamation or merger. Sale of Assets: The Bermuda Companies Act is silent on whether a company’s shareholders are required to approve a sale, lease or exchange of all or substantially all of a company’s property and assets. Bermuda law does require, however, that shareholders approve certain forms of mergers and reconstructions. Takeovers: Bermuda does not have any takeover regulations applicable to shareholders of Bermuda companies. Preference Shares General There are 3,450,000 Series A Preference Shares, 5,750,000 Series B Preference Shares, 7,000,000 Series C Preference Shares, 6,000,000 Series D Preference Shares and 7,000,000 Series E Preference Shares issued and outstanding. We may, without notice to or consent of the holders of the then-outstanding Preference Shares of any series, authorize and issue additional Preference Shares of such series and Junior Securities (as defined below) and, subject to the limitations described under “-Voting Rights,” Senior Securities (as defined below) and Parity Securities (as defined below). The holders of our common shares are entitled to receive, to the extent permitted by law, such dividends as may from time to time be declared by our board of directors; however, no dividend may be declared or paid or set apart for payment on any Junior Securities including our common shares (other than a dividend payable solely in shares of Junior Securities) unless full cumulative dividends have been or contemporaneously are being paid or provided for on all outstanding Preference Shares and any Parity Securities through the most recent respective Dividend Payment Dates. Upon any liquidation, dissolution or winding up of our affairs, whether voluntary or involuntary, the holders of our common shares are entitled to receive distributions of our assets, after we have satisfied or made provision for our debts and other obligations and for payment to the holders of shares of any class or series of capital stock (including the Preference Shares) having preferential rights to receive distributions of our assets. The Preference Shares of each series entitle the holders thereof to receive cumulative cash dividends when, as and if declared by our board of directors out of legally available funds for such purpose. Each Preference Share has a fixed liquidation preference of $25.00 per share plus an amount equal to accumulated and unpaid dividends thereon to the date fixed for payment, whether or not declared. See “-Liquidation Rights.” The Preference Shares represent perpetual equity interests in us and, unlike our indebtedness, do not give rise to a claim for payment of a principal amount at a particular date. As such, the Preference Shares rank junior to all of our indebtedness and other liabilities with respect to assets available to satisfy claims against us. Except as described below under “-Change of Control-Conversion Right Upon a Change of Control Triggering Event,” the Preference Shares are not convertible into common shares or other of our securities and will not have exchange rights or be entitled or subject to any preemptive or similar rights. The Preference Shares will not be subject to mandatory redemption or to any sinking fund requirements. The Preference Shares will be subject to redemption, in whole or in part, at our option at any time on or after March 15, 2024 in the case of the Series A Preference Shares, September 15, 2024 in the case of the Series B Preference Shares, December 15, 2024 in the case of the Series C Preference Shares, March 15, 2025 in the case of the Series D Preference Shares and September 15, 2026 or in connection with a Rating Agency Event (as defined herein) in the case of the Series E Preference Shares. See “- Redemption.” We have appointed Computershare Trust Company, N.A. as the paying agent (the “Paying Agent”), and the registrar and transfer agent (the “Registrar and Transfer Agent”) for the Preference Shares. The address of the Paying Agent is PO Box 505000, Louisville, KY 40233. Ranking Each series of Preference Shares will, with respect to anticipated quarterly dividends and distributions upon the liquidation, winding up and dissolution of our affairs, rank: • senior to our common shares and to each other class or series of capital stock established after the original issue date of such series of Preference Shares that is not expressly made senior to, or on parity with, such series of Preference Shares as to the payment of dividends and amounts payable upon liquidation, dissolution or winding up, whether voluntary or involuntary (“Junior Securities”); • on a parity with the other series of Preference Shares and any other class or series of capital stock established after the original issue date of such series of Preference Shares that is expressly made equal to such series of Preference Shares as to the payment of dividends and amounts payable upon liquidation, dissolution or winding up, whether voluntary or involuntary (“Parity Securities”); and • junior to all of our indebtedness and other liabilities with respect to assets available to satisfy claims against us and junior to each class or series of capital stock expressly made senior to such series of Preference Shares as to the payment of dividends and amounts payable upon liquidation, dissolution or winding up, whether voluntary or involuntary (such classes or series of capital stock referred to herein as (“Senior Securities).” We may issue Junior Securities from time to time in one or more series without the consent of the holders of any series of Preference Shares. We may also issue any Parity Securities as long as the cumulative dividends on the Preference Shares are not in arrears. Our board of directors has the authority to determine the preferences, powers, qualifications, limitations, restrictions and special or relative rights or privileges, if any, of any such series before the issuance of any shares of that series. Our board of directors will also determine the number of shares constituting each series of securities. Our ability to issue Senior Securities is limited as described under “-Voting Rights.” Liquidation Rights The holders of Preference Shares will be entitled, in the event of any liquidation, dissolution or winding up of our affairs, whether voluntary or involuntary, to receive the liquidation preference of $25.00 per share in cash plus an amount equal to accumulated and unpaid dividends thereon to the date fixed for payment of such amount (whether or not declared), and no more, before any distribution will be made to the holders of our common shares or any other Junior Securities. A consolidation or merger of us with or into any other entity, individually or in a series of transactions, will not be deemed a liquidation, dissolution or winding up of our affairs for this purpose. In the event that our assets available for distribution to holders of the Preference Shares and any other Parity Securities are insufficient to permit payment of all required amounts, our assets then remaining will be distributed among the Preference Shares and any Parity Securities, as applicable, ratably on the basis of their relative aggregate liquidation preferences. After payment of all required amounts to the holders of the outstanding Preference Shares and other Parity Securities, our remaining assets and funds will be distributed among the holders of the common shares and any other Junior Securities then outstanding according to their respective rights. Voting Rights Each series of Preference Shares will have no voting rights except as set forth below or as otherwise provided by Bermuda law. In the event that dividends payable on the Preference Shares of any series are in arrears for six or more quarterly periods, whether or not consecutive, holders of the Preference Shares of such series (voting together as a class with the other series of Preference Shares and all other classes or series of Parity Securities upon which like voting rights have been conferred and are exercisable) will be entitled to elect two additional directors to serve on our board of directors, and the size of our board of directors will be increased as needed to accommodate such change (unless the size of our board of directors has already been increased by reason of the election of directors by holders of Parity Securities upon which like voting rights have been conferred and with which such series of A Preference Shares voted as a class for the election of such directors). Dividends payable on the Preference Shares of any series will be considered to be in arrears for any quarterly period for which full cumulative dividends through the most recent Dividend Payment Date have not been paid on all outstanding Preference Shares of such series. The right of such holders of Preference Shares of any series to elect two members of our board of directors will continue until such time as there are no accumulated and unpaid dividends in arrears on such series of Preference Shares, at which time such right will terminate, subject to revesting in the event of each and every subsequent failure to pay six quarterly dividends as described above. Upon any termination of the right of the holders of Preference Shares of any series and any other Parity Securities to vote as a class for such directors, the term of office of such directors then in office elected by such holders voting as a class will terminate immediately. Any directors elected by the holders of the Preference Shares of any series and any other Parity Securities shall each be entitled to one vote on any matter before our board of directors. Subject to the Companies Act 1981 of Bermuda, as amended, none of the special rights attached to the Preference Shares of any series may be altered or abrogated by any amendment to the Company’s Bye-laws or the Certificate of Designations for such series of Preference Shares without (i) the consent in writing of the holders of not less than seventy- five percent (75%) of the issued and outstanding Preference Shares of such series, voting as a single class or (ii) the sanction of a resolution passed, (A) in the case of the issued and outstanding Series E Preference Shares, at a separate general meeting of the holders of the Series E Preference Shares voting in person or by proxy, and (B) in the case of all other issued and outstanding Preference Shares, by not less than seventy-five percent (75%) of the issued and outstanding Preference Shares of such series, voting as a single class, at a separate general meeting of the holders of Preference Shares of such series voting in person or by proxy. In addition, unless we have received the affirmative vote or consent of the holders of at least two-thirds of the outstanding Preference Shares of any series, voting as a class together with holders of any other Parity Securities upon which like voting rights have been conferred and are exercisable, we may not: • issue any Parity Securities if the cumulative dividends payable on outstanding Preference Shares of such series are in arrears; or • create or issue any Senior Securities. For the avoidance of doubt, we do not need to obtain the affirmative vote or consent of holders of any shares of Preference Shares to issue any debt securities, or incur any other indebtedness or other liabilities. On any matter described above in which the holders of the Preference Shares of any series are entitled to vote as a class, such holders will be entitled to one vote per share. Any Preference Shares held by us or any of our subsidiaries or affiliates will not be entitled to vote.

Preference Shares held in nominee or street name account will be voted by the broker or other nominee in accordance with the instruction of the beneficial owner unless the arrangement between the beneficial owner and his nominee provides otherwise. Dividends Dividend Rate Holders of Preference Shares of each series will be entitled to receive, when, as and if declared by our board of directors or any authorized committee thereof, out of legally available funds for such purpose, cumulative cash dividends at the rate of (i) 8.50% per annum of the $25.00 liquidation preference per share, or $2.1250 per share per year, (ii) 8.00% per annum of the $25.00 liquidation preference per share, or $2.00 per share per year, (iii) 7.375% per annum of the $25.00 liquidation preference per share, or $1.84375 per share per year, (iv) 6.875% per annum of the $25.00 liquidation preference per share, or $1.71875 per share per year and (v) 5.75% per annum of the $25.00 liquidation preference per share, or $1.4375 per share per year, in each case, payable on each Dividend Payment Date. Dividend Payment Dates The “Dividend Payment Dates” for each series of Preference Shares will be the 15th day of each March, June, September and December. Dividends for each series of Preference Shares will accumulate in each dividend period from and including the preceding Dividend Payment Date or the initial issue date, as the case may be, to but excluding the applicable Dividend Payment Date for such dividend period. In the case of the Series A Preference Shares and the Series B Preference Shares, dividends will accrue on accumulated dividends not paid on any Dividend Payment Date at the applicable dividend rate. Dividends on the Preference Shares will be payable based on a 360-day year consisting of twelve 30-day months. If any Dividend Payment Date is not a Business Day, then the dividend which would otherwise have been payable on such Dividend Payment Date will be paid on the next succeeding Business Day, and no additional dividends or other sums will accrue on the amount so payable for the period from and after such Dividend Payment Date to that next succeeding Business Day. “Business Day” means any day on which the NYSE is open for trading and which is not a Saturday, a Sunday or other day on which banks in New York City or Bermuda are authorized or required by law to close. Payment of Dividends On each Dividend Payment Date, we will pay those dividends, if any, on the Preference Shares of each series that have been declared by our board of directors to the holders of such shares as such holders’ names appear on our stock transfer books maintained by the Registrar and Transfer Agent on the applicable Record Date. The applicable record date (or Record Date) will be the close of business, New York City time, on the fifth Business Day immediately preceding the applicable Dividend Payment Date, except that in the case of payments of dividends in arrears, the Record Date with respect to a Dividend Payment Date will be such date and time as may be designated by our board of directors. No dividend may be declared or paid or set apart for payment on any Junior Securities (other than a dividend payable solely in shares of Junior Securities) unless full cumulative dividends have been or contemporaneously are being paid or provided for on all outstanding Preference Shares and any Parity Securities through the most recent respective dividend payment dates. Accumulated dividends in arrears for any past dividend period for any series of Preference Shares may be declared by our board of directors and paid on any date fixed by our board of directors, whether or not a Dividend Payment Date, to holders of the Preference Shares of such series on the record date for such payment, which may not be more than 60 days, nor less than 15 days, before such payment date. Subject to the next succeeding sentence, if all accumulated dividends in arrears on all outstanding Preference Shares and any Parity Securities have not been declared and paid, or sufficient funds for the payment thereof have not been set apart, payment of accumulated dividends in arrears will be made in order of their respective dividend payment dates, commencing with the earliest. If less than all dividends payable with respect to all Preference Shares and any Parity Securities are paid, any partial payment will be made pro rata with respect to the Preference Shares of each series and any Parity Securities entitled to a dividend payment at such time in proportion to the aggregate amounts remaining due in respect of such shares at such time. Holders of the Preference Shares will not be entitled to any dividend, whether payable in cash, property or stock, in excess of full cumulative dividends. Except insofar as dividends accrue on the amount of any accumulated and unpaid dividends as described under “-Dividends-Dividend Rate” with respect to the Series A Preference Shares and the Series B Preference Shares, no interest or sum of money in lieu of interest will be payable in respect of any dividend payment which may be in arrears on the Preference Shares. Change of Control Optional Redemption Upon a Change of Control Triggering Event Upon the occurrence of a Change of Control Triggering Event (as defined below), we may, at our option, redeem the Preference Shares of any series in whole or in part within 120 days after the first date on which such Change of Control Triggering Event occurred (the “Change of Control Redemption Period”), by paying the liquidation preference of $25.00 per Preference Share of each such series, plus all accumulated and unpaid dividends on each such series of Preference Shares to, but not including, the redemption date, whether or not declared. If, prior to the Change of Control Conversion Date (as defined below), we exercise our right to redeem the Preference Shares of any series as described in the immediately preceding sentence or as described below under “-Redemption,” holders of the Preference Shares of such series we have elected to redeem will not have the conversion right described below under “-Conversion Right Upon a Change of Control Triggering Event.” Any cash payment to holders of Preference Shares of any series will be subject to the limitations contained in any agreements governing our indebtedness. “Change of Control” means the occurrence of either of the following after the original issue date of the Preference Shares of each series: • the direct or indirect lease, sale, transfer, conveyance or other disposition (other than by way of merger, consolidation or business combination), in one or a series of related transactions, of all or substantially all of the properties or assets of us and our subsidiaries taken as a whole to any “person” (as that term is used in Section 13(d)(3) of the Exchange Act); or • the consummation of any transaction (including, without limitation, any merger, consolidation or business combination), the result of which is that any person (as defined above), becomes the beneficial owner, directly or indirectly, of more than 50% of the voting interests of us, measured by voting power rather than percentage of interests. “Change of Control Triggering Event” means, with respect to each series of Preference Shares, the occurrence of a Change of Control that is accompanied or followed by either a downgrade by one or more gradations (including both gradations within ratings categories and between ratings categories) or a withdrawal of the rating of such series of Preference Shares within the Ratings Decline Period (in any combination) by the Named Rating Agency (as defined below) then rating such series of Preference Shares, as a result of which the rating of such series of Preference Shares on any day during the Ratings Decline Period is withdrawn or is below the rating by such Named Rating Agency in effect immediately preceding the first public announcement of the Change of Control (or occurrence thereof if such Change of Control occurs prior to public announcement). “Named Rating Agency” means with respect to each series of Preference Shares: 1. S&P; and 2. if S&P ceases to rate such series of Preference Shares or fails to rate such series of Preference Shares, as the case may be, for reasons outside of our control, a “nationally recognized statistical rating organization” as defined in Section 3(a)(62) under the Exchange Act selected by us as a replacement agency for S&P. “Ratings Decline Period” means the period that (i) begins on the occurrence of a Change of Control and (ii) ends 60 days following consummation of such Change of Control. “S&P” means S&P Global Ratings, a division of S&P Global Inc. Conversion Right Upon a Change of Control Triggering Event Upon the occurrence of a Change of Control Triggering Event, each holder of Preference Shares of each series will have the right (unless we have provided notice of our election to redeem Preference Shares of such series as described above under “-Optional Redemption upon a Change of Control Triggering Event” or below under “-Redemption”) to convert some or all of the Preference Shares of such series held by such holder on the Change of Control Conversion Date into a number of our common shares per Preference Share of such series to be converted equal (the “Common Share Conversion Consideration”) to the lesser of: • the quotient obtained by dividing (i) the sum of the $25.00 liquidation preference plus the amount of any accumulated and unpaid dividends on such series of Preference Shares to, but not including, the Change of Control Conversion Date (unless the Change of Control Conversion Date is after a record date for the Preference Share dividend payment and prior to the corresponding Preference Share dividend payment date, in which case no additional amount for such accumulated and unpaid dividend will be included in this sum) by (ii) the Common Share Price (as defined below), and • (i) 1.53657 in the case of the Series A Preference Shares, (ii) 1.58178 in the case of the Series B Preference Shares, (iii) 1.35685 in the case of the Series C Preference Shares, (iv) 1.26968 in the case of the Series D Preference Shares and (v) 0.93668 in the case of the Series E Preference Shares, subject, in each case, to certain adjustments and to provisions for (i) the payment of any Alternative Conversion Consideration (as defined below) and (ii) splits, combinations and dividends in the form of equity issuances. In the case of a Change of Control pursuant to which our common shares will be converted into cash, securities or other property or assets (including any combination thereof), a holder of Preference Shares of any series electing to exercise its Change of Control Conversion Right (as defined below) will receive upon conversion of such Preference Shares elected by such holder the kind and amount of such consideration that such holder would have owned or been entitled to receive upon the Change of Control had such holder held a number of our common shares equal to the Common Share Conversion Consideration for such Preference Shares immediately prior to the effective time of the Change of Control, which we refer to as the “Alternative Conversion Consideration”; provided, however, that if the holders of our common shares have the opportunity to elect the form of consideration to be received in the Change of Control, the consideration that the holders of Preference Shares of any series electing to exercise their Change of Control Conversion Right will receive will be the form and proportion of the aggregate consideration elected by the holders of our common shares who participate in the determination (based on the weighted average of elections) and will be subject to any limitations to which all holders of our common shares are subject, including, without limitation, pro rata reductions applicable to any portion of the consideration payable in the Change of Control. We will not issue fractional common shares upon the conversion of the Preference Shares of any series. Instead, we will pay the cash value of such fractional shares. If we provide a redemption notice, whether pursuant to our special optional redemption right in connection with a Change of Control Triggering Event as described under “-Optional Redemption upon a Change of Control Triggering Event” or our optional redemption rights as described below under “-Redemption,” holders of Preference Shares of any series will not have any right to convert the Preference Shares of such series that we have elected to redeem and any Preference Shares of such series subsequently selected for redemption that have been tendered for conversion pursuant to the Change of Control Conversion Right will be redeemed on the related redemption date instead of converted on the Change of Control Conversion Date. Within five days following the expiration of the Change of Control Redemption Period (or, if we waive our right to redeem the Preference Shares of any series prior to the expiration of the Change of Control Redemption Period, within five days following the date of such waiver), we will provide to the holders of the Preference Shares of each series written notice of the occurrence of the Change of Control Triggering Event that describes the resulting Change of Control Conversion Right. This notice will state the following: • the events constituting the Change of Control Triggering Event; • the date of the Change of Control Triggering Event; • the date on which the Change of Control Redemption Period expired or was waived; • the last date on which the holders of Preference Shares may exercise their Change of Control Conversion Right; • the method and period for calculating the Common Share Price; • the Change of Control Conversion Date; • if applicable, the type and amount of Alternative Conversion Consideration entitled to be received per Preference Share of each series; and • the procedure that the holders of Preference Shares must follow to exercise the Change of Control Conversion Right. We will issue a press release for publication through a news or press organization as is reasonably expected to broadly disseminate the relevant information to the public, or post notice on our website, in any event prior to the opening of business on the first Business Day following any date on which we provide the notice described above to the holders of the Preference Shares. Holders of Preference Shares that choose to exercise their Change of Control Conversion Right will be required prior to the close of business on the third Business Day preceding the Change of Control Conversion Date, to notify us of the number of Preference Shares to be converted and otherwise to comply with any applicable procedures contained in the notice described above or otherwise required by the Securities Depositary for effecting the conversion. “Change of Control Conversion Right” means the right of a holder of Preference Shares of any series to convert some or all of the Preference Shares of such series held by such holder on the Change of Control Conversion Date into a number of our common shares per Preference Share of such series pursuant to the conversion provisions in the Certificate of Designation with respect to such series of Preference Shares. “Change of Control Conversion Date” means the date fixed by the board of directors, in its sole discretion, as the date the Preference Shares are to be converted, which will be a Business Day that is no fewer than 20 days nor more than 35 days after the date on which we provide the notice described above to holders of the Preference Shares.

“Common Share Price” means (i) the amount of cash consideration per common share, if the consideration to be received in the Change of Control by the holders of our common shares is solely cash; and (ii) the average of the closing prices for our common shares on the NYSE for the ten consecutive trading days immediately preceding, but not including, the Change of Control Conversion Date, if the consideration to be received in the Change of Control by the holders of our common shares is other than solely cash. Notwithstanding the foregoing, the holders of Preference Shares of each series will not have a conversion right upon a Change of Control if (i) the acquiror has shares listed or quoted on the NYSE, the NYSE American or NASDAQ or listed or quoted on an exchange or quotation system that is a successor to the NYSE, the NYSE American or NASDAQ, and (ii) the Preference Shares of such series remain continuously listed or quoted on the NYSE, the NYSE American or NASDAQ or listed or quoted on an exchange or quotation system that is a successor to the NYSE, the NYSE American or NASDAQ. Redemption Optional Redemption Commencing on (i) March 15, 2024 in the case of the Series A Preference Shares, (i) September 15, 2024 in the case of the Series B Preference Shares, (iii) December 15, 2024 in the case of the Series C Preference Shares, (iv) March 15, 2025 in the case of the Series D Preference Shares and (v) September 15, 2026 in the case of the Series E Preference Shares, we may redeem, at our option, in whole or in part, the Preference Shares of any series at a redemption price in cash equal to $25.00 per share plus an amount equal to all accumulated and unpaid dividends thereon to, but not including, the date of redemption, whether or not declared. Any such optional redemption shall be effected only out of funds legally available for such purpose. We may undertake multiple partial redemptions. We may also redeem the Preference Shares of any series under the terms set forth under “-Change of Control-Optional Redemption Upon a Change of Control Triggering Event.” Optional Redemption Following a Rating Agency Event We may, at our option, redeem the Series E Preference Shares in whole but not in part, at any time within 120 days after the conclusion of any review or appeal process instituted by us following the occurrence of a Rating Agency Event, or, if no review or appeal process is available or sought with respect to such Rating Agency Event, at any time within 120 days after the occurrence of such Rating Agency Event, at a redemption price in cash equal to $25.50 per share, plus all accumulated and unpaid dividends thereon to, but excluding, the date fixed for redemption, whether or not declared. A “Rating Agency Event” means that any “nationally recognized statistical rating organization” within the meaning of Section 3(a)(62) of the Exchange Act that then publishes a rating for us amends, clarifies or changes the methodology or criteria that it employed for purposes of assigning equity credit to securities such as the Series E Preference Shares on the original issue date of the Series E Preference Shares (the “current methodology”), which amendment, clarification or change either (i) shortens the period of time during which equity credit pertaining to the Series E Preference Shares would have been in effect had the current methodology not been changed or (ii) reduces the amount of equity credit assigned to the Series E Preference Shares as compared with the amount of equity credit that such rating agency had assigned to the Series E Preference Shares as of the original issue date. We may also redeem the Series E Preference Shares under the terms set forth under “—Change of Control—Optional Redemption Upon a Change of Control Triggering Event.” Redemption Procedures We will give notice of any redemption by mail, postage prepaid, not less than 30 days and not more than 60 days before the scheduled date of redemption, to the holders of any shares to be redeemed as such holders’ names appear on our share transfer books maintained by the Registrar and Transfer Agent at the address of such holders shown therein. Such notice shall state: (1) the redemption date, (2) the number of Preference Shares of the applicable series to be redeemed and, if less than all issued and outstanding Preference Shares of the applicable series are to be redeemed, the number (and the identification) of shares to be redeemed from such holder, (3) the redemption price, (4) the place where the Preference Shares of the applicable series are to be redeemed and shall be presented and surrendered for payment of the redemption price therefor and (5) that dividends on the shares to be redeemed will cease to accumulate from and after such redemption date. If fewer than all of the issued and outstanding Preference Shares of any series are to be redeemed, the number of shares to be redeemed will be determined by us, and such shares will be redeemed by such method of selection as the Securities Depository shall determine, pro rata or by lot, with adjustments to avoid redemption of fractional shares. So long as all Preference Shares of any series are held of record by the nominee of the Securities Depository, we will give notice, or cause notice to be given, to the Securities Depository of the number of Preference Shares of such series to be redeemed, and the Securities Depository will determine the number of Preference Shares of such series to be redeemed from the account of each of its participants holding such shares in its participant account. Thereafter, each participant will select the number of shares to be redeemed from each beneficial owner for whom it acts (including the participant, to the extent it holds Preference Shares of such series for its own account). A participant may determine to redeem Preference Shares of the applicable series from some beneficial owners (including the participant itself) without redeeming Preference Shares of such series from the accounts of other beneficial owners. If we give or cause to be given a notice of redemption for any series of Preference Shares, then we will deposit with the Paying Agent funds sufficient to redeem the Preference Shares of such series as to which notice has been given by the close of business, New York City time, no later than the Business Day immediately preceding the date fixed for redemption, and will give the Paying Agent irrevocable instructions and authority to, pay the redemption price to the holder or holders thereof upon surrender or deemed surrender (which will occur automatically if the certificate representing such shares is issued in the name of the Securities Depository or its nominee) of the certificates therefor. If notice of redemption shall have been given, unless we default in providing funds sufficient for such redemption at the time and place specified for payment pursuant to the notice, all dividends on such shares will cease to accumulate and all rights of holders of such shares as our shareholders will cease, except the right to receive the redemption price, including an amount equal to accumulated and unpaid dividends through the date fixed for redemption, whether or not declared. We will be entitled to receive from the Paying Agent the interest income, if any, earned on such funds deposited with the Paying Agent (to the extent that such interest income is not required to pay the redemption price of the shares to be redeemed), and the holders of any shares so redeemed will have no claim to any such interest income. Any funds deposited with the Paying Agent hereunder by us for any reason, including, but not limited to, redemption of Preference Shares of any series, that remain unclaimed or unpaid after two years after the applicable redemption date or other payment date, shall be, to the extent permitted by law, repaid to us upon our written request, after which repayment the holders of the applicable Preference Shares entitled to such redemption or other payment shall have recourse only to us. If only a portion of the Preference Shares of any series represented by a certificate has been called for redemption, upon surrender of the certificate to the Paying Agent (which will occur automatically if the certificate representing such shares is registered in the name of the Securities Depository or its nominee), the Paying Agent will issue to the holder of such shares a new certificate (or adjust the applicable book-entry account) representing the number of Preference Shares of such series represented by the surrendered certificate that have not been called for redemption. Notwithstanding any notice of redemption, there will be no redemption of any Preference Shares called for redemption until funds sufficient to pay the full redemption price of such shares, including all accumulated and unpaid dividends to the date fixed for redemption, whether or not declared, have been deposited by us with the Paying Agent. We and our affiliates may from time to time purchase the Preference Shares of any series, subject to compliance with all applicable securities and other laws. Any shares repurchased and cancelled by us will revert to the status of authorized but unissued preference shares, undesignated as to series. Notwithstanding the foregoing, in the event that any dividends on the Preference Shares of any series and any Parity Securities are in arrears, we may not repurchase, redeem or otherwise acquire, in whole or in part, any Preference Shares or Parity Securities except pursuant to a purchase or exchange offer made on the same terms to all holders of Preference Shares and any Parity Securities. Common shares and any other Junior Securities may not be redeemed, repurchased or otherwise acquired unless there are no dividends on the Preference Shares of each series and any Parity Securities in arrears. No Sinking Fund The Preference Shares do not have the benefit of any sinking fund.